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                                   EXHIBIT 21


                       VALUE CITY DEPARTMENT STORES, INC.

                              List of Subsidiaries
                              --------------------


                                        State of              Percentage                   Doing
Name                                    Incorporation         Ownership                    Business as
----                                    -------------         ----------                   -----------
GB Retailers, Inc.                      Delaware              100% indirect             Value City

J.S. Overland Delivery, Inc.            Delaware              100%                      J.S. Overland Delivery, Inc.

Penn Management                         Delaware              100% indirect                      N/A

Value City of Michigan, Inc.            Michigan              100%                      Value City

Value City Limited Partnership          Ohio*                 100% indirect             Value City of Kentucky LP

VC Retailers, Inc.                      Delaware              100% indirect             Value City

Westerville Road LP, Inc.               Delaware              100%                      Value City

Westerville Road GP, Inc.               Delaware              100%                      Value City

*This is a limited partnership, not an incorporated entity.